UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2013

Regional Management Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-35477	57-0847115
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

509 West Butler Road

Greenville, South Carolina 29607

(Address of principal executive offices) (zip code)

(864) 422-8011

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Regional Management Corp. (the “Company”) previously entered into an Employment Agreement (the “Initial Agreement”) with Mr. Thomas F. Fortin, pursuant to which he has served as the Company’s Chief Executive Officer. The Initial Agreement expired by its terms on February 28, 2013. On March 18, 2013, the Compensation Committee of the Board of Directors of the Company approved the renewal of the Initial Agreement, with certain amendments, in the form of a new Employment Agreement (the “New Agreement”) with Mr. Fortin, effective as of March 18, 2013. The independent members of the Board of Directors also approved the New Agreement for Mr. Fortin. Mr. Fortin’s employment term under the New Agreement runs from March 1, 2013 until March 18, 2016, unless sooner terminated as provided in the New Agreement.

Pursuant to the New Agreement, Mr. Fortin will receive an annual base salary of $420,000, which is subject to increases as may be determined by the Company’s Board of Directors or Compensation Committee from time to time. For each calendar year during the employment term, Mr. Fortin is also eligible to earn an annual bonus award under the Company’s Annual Incentive Plan based upon the achievement of performance targets established by the Company’s Compensation Committee, with a target bonus equal to 64.9% of his base salary. Mr. Fortin is eligible to receive equity awards under the Company’s 2011 Stock Incentive Plan or any successor plan at the discretion of the Company’s Board of Directors or Compensation Committee. The Company will also provide Mr. Fortin with benefits generally available to its other employees, which may include pension, medical plans, and retirement plans, in addition to a car allowance of $1,150 per month.

If Mr. Fortin’s employment is terminated by the Company without “cause” or by Mr. Fortin as a result of “involuntary termination”, Mr. Fortin will be entitled to receive: (1) accrued but unpaid salary through his termination date; (2) continued payment of his annual base salary for a period of 12 months following his termination date; (3) the pro-rata portion of any bonus for the year in which termination occurs, to the extent earned, plus, if his termination occurs after year end but before the bonus for the preceding year is paid, the bonus for the preceding year; (4) reimbursement of COBRA premiums for continuation coverage under the Company’s group medical plan for 12 months following his termination date, so long as he is not entitled to obtain insurance from a subsequent employer; and (5) reimbursement of expenses incurred prior to termination.

If Mr. Fortin’s employment terminates due to his death or “disability” (as defined the New Agreement), Mr. Fortin will be entitled to receive: (1) accrued but unpaid salary prior to his death or disability; (2) reimbursement of expenses incurred prior to his death or disability; and (3) the pro-rata portion of any bonus for the year in which his death or termination due to disability occurs, to the extent earned, plus, if his death or termination due to disability occurs after year end but before the bonus for the preceding year is paid, the bonus for the preceding year. In addition, in the event Mr. Fortin’s employment is terminated due to disability, he is entitled to continued payment of his annual base salary until 12 months after his termination date, reduced by the amounts payable under any disability insurance, plan or policy maintained by the Company.

If the Company terminates Mr. Fortin’s agreement with “cause” or if Mr. Fortin voluntarily terminates his employment, he is entitled only to accrued but unpaid salary and expense reimbursements through his termination date. In the case of voluntary termination of employment, if termination occurs after year end but before the bonus for the preceding year is paid, Mr. Fortin is also entitled to payment of the bonus for the preceding year.

For purposes of the New Agreement, “cause” includes (1) the willful or grossly negligent material failure to perform duties; (2) conviction of any felony or certain other crimes; (3) certain acts of fraud, embezzlement or misappropriation; (4) certain failures to comply with any Company written policy or certain other actions that materially interfere with Mr. Fortin’s ability to discharge his duties, responsibilities or obligations; (5) the knowing misstatement of Company financial records; (6) the material breach by Mr. Fortin of any of the terms of the New Agreement; (7) habitual drunkenness or substance abuse; (8) the failure to disclose material financial or other information to the Company’s Board of Directors; or (9) engagement in conduct that results in Mr. Fortin’s obligation to reimburse the Company for certain amount of bonus or other compensation under the Sarbanes-Oxley Act of 2002 or the Dodd-Frank Wall Street Reform and Consumer Protection Act.

For purposes of the New Agreement, “involuntary termination” means termination of Mr. Fortin’s employment which, in Mr. Fortin’s good faith judgment, is due to a material change of his responsibilities, position, authority, duties or in the terms or status of the New Agreement or a reduction in Mr. Fortin’s compensation package, in each case without Mr. Fortin’s written consent.

Mr. Fortin is also subject to a covenant not to disclose the Company’s confidential information during his employment term and at all times thereafter, a covenant not to compete during his employment and for a period of two years following his termination of employment, a covenant not to solicit competitive consumer finance loans through “loan sources” (as defined in the New Agreement) during his employment and for a period of two years following his termination of employment, a covenant not to solicit Company employees during his employment and for a period of two years following his termination of employment and a non-disparagement covenant effective during the employment term and at all times thereafter. Mr. Fortin’s non-compete is limited to an area within twenty-five miles of any Company office.

The foregoing summary of the New Agreement is not complete and is qualified in its entirety by reference to the full text of the New Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1	Employment Agreement, dated March 18, 2013, between Thomas F. Fortin and Regional Management Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Regional Management Corp.

Date: March 21, 2013	By:	/s/ Donald E. Thomas
Donald E. Thomas
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Employment Agreement dated March 18, 2013 between Thomas F. Fortin and Regional Management Corp.